EXHIBIT 10.40


                         EXECUTIVE RETENTION AGREEMENT

           THIS EXECUTIVE RETENTION AGREEMENT ("Agreement") is made and entered into as of the _____ day of August, 1999, by and between AmeriPath, Inc., a Delaware corporation (the "Company"), and [EXECUTIVE NAME] (the "Executive").

                                    RECITALS:

                  The Compensation Committee of the Board of Directors, and the Board of Directors, of the Company have determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication, commitment and services of the Executive, notwithstanding the possibility, threat, proposal with regard to, or occurrence of a Change of Control (as defined below) of the Company.

                  The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control. In order to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, the Board of Directors has authorized and directed that the Company enter into this Agreement.

                                    AGREEMENT

           NOW, THEREFORE, for and in consideration of the premises, benefits and mutual covenants set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.         CHANGE IN CONTROL DATE

           For purposes of this Agreement, the "Change in Control Date" shall be the date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination.

2.       "CHANGE OF CONTROL"

           For the purpose of this Agreement, the term "Change of Control" shall mean and include:

                      (i) The acquisition (other than by or from the Company), at any time


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           after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock or of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                      (ii) The six (6) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                      (iii) Approval by the stockholders of the Company of (1) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation, (2) a liquidation or dissolution of the Company, or
           (3) the sale of all or substantially all of the assets of the Company, unless any such approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

3.       EMPLOYMENT PERIOD

           The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Change in Control Date and ending on the first anniversary of such date (the "Employment Period").

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4.         TERMS OF EMPLOYMENT DURING EMPLOYMENT PERIOD

           (a) POSITION AND DUTIES.

                  (i) During the Employment Period, (1) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 180-day period immediately preceding the Change in Control Date, and (2) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change in Control Date or in any office or location less than twenty-five (25) miles from such location.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (3) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Change in Control Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope) subsequent to the Change in Control Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

           (b) COMPENSATION.

                  (i) BASE SALARY. During the Employment Period, the Executive shall receive a base salary at a monthly rate at least equal to the highest monthly base salary paid or payable to the Executive by the Company during the twelve-month period immediately preceding the month in which the Change in Control Date occurs ("Base Salary"). During the Employment Period, the Base Salary shall be reviewed and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase.

                  (ii) CHANGE IN CONTROL DATE BONUS. In addition to Base Salary, the Executive shall be paid on the Change in Control Date a bonus payable in cash and in the amount

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           equal to twelve times the Executive's monthly Base Salary (the
           "Change in Control Date Bonus"). Nothing in this Agreement shall require the payment of a bonus prior to the Change in Control Date. Executive shall be entitled to the Change in Control Date Bonus, irrespective of any other obligation (or the fulfillment thereof) of Executive under this Agreement (including, without limitation, the employment and related obligations set forth or described in Sections 3 and 4(a) hereof).

                   (iii) ANNIVERSARY BONUS. If on the date of the one-year anniversary of the Change in Control Date the Executive is in the employ of the Company, or any successor thereto or assign thereof, the Executive shall be paid, on such one-year anniversary date, an additional bonus payable in cash and in an amount that is not less than twelve times the Executive's monthly Base Salary as determined immediately prior to the Change in Control Date (the "Anniversary Bonus").

                   (iv) INCENTIVE, SAVINGS AND RETIREMENT PLANS. In addition to Base Salary, the Change in Control Date Bonus, and the Anniversary Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company (including its successors or assigns) and its affiliates, in each case comparable to those in effect on the Change in Control Date or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

                  (v) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives.

                  (vi) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in connection with the business of the Company in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other

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           key executives.

                  (vii) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, including use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

                  (viii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its subsidiaries at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives of the Company and its subsidiaries.

                  (ix) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives of the Company and its subsidiaries.

5.       TERMINATION

           (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a mental or physical incapacity, illness or disability which renders the Executive unable to perform his duties and responsibilities for the Company and which, at least twenty (20) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

           (b) CAUSE. The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company,
(ii) repeated violations by the Executive of the Executive's obligations under
Section 4(a) of this Agreement which are demonstrably willful and deliberate

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on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company to the Executive, or (iii) the conviction of the Executive of a felony crime.

           (c) GOOD REASON. The Executive's employment may be terminated by the Executive for "Good Reason". For purposes of this Agreement, "Good Reason" shall mean:

                      (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                      (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                      (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(2) hereof, except for travel reasonably required in the performance of the Executive's responsibilities consistent with practices in effect prior to the Change in Control Date;

                      (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                      (v) any failure by the Company to comply with and satisfy
           Section 9(c) of this Agreement.

           (d) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

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           (e) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; PROVIDED, HOWEVER, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Executive receives the Company's notice of such termination, and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

6.       OBLIGATIONS OF THE COMPANY UPON TERMINATION

           (a) DEATH. If during the Employment Period the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the 180-day period preceding the Change in Control Date through the Date of Termination (the "Highest Base Salary"), (ii) an amount equal to the product of (x) the highest bonus payable to the Executive from the Company and its subsidiaries in respect of any of the three fiscal years immediately preceding the fiscal year in which the Change in Control Date occurs, multiplied by (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 (the "Termination Bonus"), (iii) if the Change in Control Date has occurred, the Change in Control Date Bonus, if and to the extent not previously paid pursuant to Section 4(b)(ii) hereof, (iv) if the Date of Termination occurs on or after the first anniversary of the Change in Control Date, the Anniversary Bonus, if and to the extent not previously paid pursuant to Section 4(b)(iii) hereof, and (v) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i) through (v) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries to surviving families of executives of the Company and such subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key executives of the Company and its subsidiaries and their families.

           (b) DISABILITY. If during the Employment Period the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all

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Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled employees and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in accordance with the most favorable plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

           (c) TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON. If during the Employment Period the Executive's employment shall be terminated by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon) and other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination. If the Executive terminates his employment other than for Good Reason during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose all Accrued Obligations other than the Termination Bonus specified in Section 6(a)(ii) hereof. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

           (d) GOOD REASON; OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Disability or death, or if the Executive shall terminate his employment for Good Reason, then:

                      (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                1 to the extent not theretofore paid: (x) the
                      Executive's Highest Base Salary through the Date of Termination, and (y) the Change in Control Date Bonus payable under Section 4(b)(ii) hereof; and

                                2 an amount equal to the Anniversary Bonus as
                      defined in Section 4(b)(iii) hereof; and

                                3 in the case of compensation previously
                      deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                                4 all other amounts accrued or earned by the
                      Executive through

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                      the Date of Termination and amounts otherwise owing under
                      the then existing plans and policies at the Company; and

                      (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(v) of this Agreement if the Executive's employment had not been terminated, including health, dental, disability insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries during the 180-day period immediately preceding the Change in Control Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families and, for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

           (e) TERMINATION BEFORE OR AFTER EMPLOYMENT PERIOD. If the Executive's employment with the Company terminates or is terminated either before or after the Employment Period, then the provisions of paragraphs (a) through (d) of this Agreement shall not apply, and the rights and obligations of the Executive and the Company relating to such termination of employment shall be determined without regard thereto.

           (f) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any compensation, stock option, benefit or other agreements with the Company or any of its subsidiaries, including without limitation any right to receive compensation under any severance agreement or arrangement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

           (g) NO SET-OFF OR MITIGATION; PAYMENT OF LEGAL FEES AND EXPENSES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company (including its successors, assigns or affiliates) or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the

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amount of any payment pursuant to Section 7 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

7.       CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY

         (a) For purposes of this section, (i) A Payment shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; (ii) Agreement Payment shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section 7); (iii) Net After Tax Receipt shall mean the Present Value of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under
Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the smallest aggregate amount of Payments which (a) is less than the sum of all Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Payments were any other amount equal to or less than the sum of all Payments.

         (b) Anything in this Agreement to the contrary notwithstanding, in the event that the Company's independent auditors or, at the Executive's option, any other nationally or regionally recognized firm of independent accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld (the "Accounting Firm"), shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Agreement Payments shall be reduced to such Reduced Amount; provided, however, that if the Reduced Amount exceeds the aggregate Agreement Payments, the aggregate Payments shall, after the reduction of all Agreement Payments, be reduced (but not below zero) in the amount of such excess.

         (c) If the Accounting Firm determines that aggregate Agreement Payments or Payments, as the case may be, should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of the Agreement Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and the Executive and shall be made within 60 days of a termination of employment of the Executive. As promptly

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as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such Payments as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such Payments as become due to the Executive under this Agreement.

         (d) While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will not have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan AB INITIO to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no loan shall be deemed to have been made and no amount shall be payable by the Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

8.      CONFIDENTIAL INFORMATION

         The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

9.       SUCCESSORS

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

10.      MISCELLANEOUS

         (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                      IF TO THE EXECUTIVE:

                      [EXECUTIVE NAME]
                      [EXECUTIVE ADDRESS LINE 1]
                      [EXECUTIVE CITY], [EXECUTIVE STATE]
                      [EXECUTIVE ZIP CODE]

                      IF TO THE COMPANY:

                      AmeriPath, Inc.
                      7289 Garden Road, Suite 200
                      Riviera Beach, FL  33404
                      Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

         (g) The Company (including its Board of Directors or any committee thereof) will not take any action that is inconsistent with the terms or provisions of this Agreement. In addition, the Company (including its Board of Directors or any committee thereof) will not take any action by reason of or in connection with a Change of Control to cancel or otherwise terminate or rescind
(i) any compensation or benefit to which the Executive is entitled under any agreement between the Company and the Executive, or (ii) any outstanding stock options granted by the Company to the Executive, unless the Executive is afforded a reasonable opportunity to exercise those options (whether or not otherwise exercisable) prior to the Change in Control Date.

         (h) The Executive and the Company acknowledge that, except as set forth in any written employment agreement between the Executive and the Company and effective from and after the date hereof, the employment of the Executive by the Company is "at will," and, prior to the Change in Control Date, may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment prior to the Change in Control Date, there shall be no further rights of the Executive under this Agreement.

           IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        -------------------------------
                                        [EXECUTIVE NAME]

                                        AMERIPATH, INC.

                                        By:____________________________
                                        Thomas S. Roberts
                                        Chairman of the Compensation Committee
                                        of the Board of Directors